Exhibit 99.1

TPG RE Finance Trust, Inc. Announces Pricing of $1.1 Billion Commercial Real Estate CLO

3/12/2025

NEW YORK — (BUSINESS WIRE) — TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) today announced the pricing of TRTX 2025-FL6, a $1.1 billion managed Commercial Real Estate Collateralized Loan Obligation (“CRE CLO”). The Company expects approximately $962.5 million of investment grade securities to be placed with institutional investors, providing TRTX with term financing on a non-mark-to-market, non-recourse basis. TRTX 2025-FL6 includes a 30-month reinvestment period, an advance rate of 87.5%, and a weighted average interest rate at issuance of Term SOFR plus 1.83%, before transaction costs. In connection with TRTX 2025-FL6, TRTX will redeem on March 17, 2025 TRTX 2019-FL3, a CRE CLO which currently has approximately $114.6 million of investment grade securities outstanding. The new issuance of TRTX 2025-FL6 and the redemption of TRTX 2019-FL3 are expected to result in net cash proceeds to the Company of approximately $211.1 million for investment and other corporate purposes. TRTX 2025-FL6 is expected to close on or around March 28, 2025, subject to customary closing conditions.

Goldman Sachs & Co. LLC is acting as sole structuring agent, co-lead manager and joint bookrunner for TRTX 2025-FL6. BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as co-lead managers and joint bookrunners, and Barclays Capital Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., M&T Securities, Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Standard Chartered Bank and TPG Capital BD, LLC are acting as co-managers.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT TRTX

TRTX is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset management firm TPG Inc. (NASDAQ: TPG). For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward -looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward -looking statements are subject to various risks and uncertainties, including, without limitation, risks and uncertainties relating to: the performance of the Company’s investments; global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, stress to the commercial banking systems of the U.S. and Western Europe, labor shortages, currency fluctuations and challenges in global supply chains; the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the closing of TRTX 2025-FL6 on a future date and the amount and expected use of the net cash proceeds to the Company from the new issuance of TRTX 2025-FL6 and the redemption of TRTX 2019-FL3 are forward-looking statements. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this press release. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com